Exhibit 99.2

ACQUISITION OF MATTRESS FIRM HOLDING CORPORATION ANALYST AND MEDIA PRESENTATION 8 AUGUST 2016

NOTICES REGARDING INFORMATION CONTAINED IN THIS PRESENTATION The tender offer described herein, which has not yet commenced, will be made for the common stock, par value $0.01 per share, of Mattress Firm Holding Corp. (“Mattress Firm”). This presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Mattress Firm securities. The solicitation and the offer to buy the Mattress Firm shares will be made only pursuant to the Tender Offer Statement on Schedule TO Steinhoff International Holdings N.V. (“Steinhoff”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”). Mattress Firm security holders and other investors should read carefully the Tender Offer Statement on Schedule TO, as well as the Schedule 14D-9 we expect Mattress Firm to file, and any amendments or supplements thereto, prior to making any decisions with respect to the tender offer because these documents contain, or will contain, important information, including the terms and conditions of the tender offer. Mattress Firm security holders and other investors will be able to obtain copies of these tender offer materials and any other documents filed with the SEC, from the SEC’s website (http://www.sec.gov), without charge. Such materials filed by Steinhoff will also be available for free at Steinhoff’s website (http://www.steinhoffinternational.com). Special Notice Regarding Publicly-Available Information The information contained in this presentation is either publicly available or does not constitute material non-public information or non-public price sensitive information with respect to the Company, its subsidiaries or their respective securities . The Company does not take any responsibility for the recipient's decision to limit the scope of the information it has obtained in connection with its evaluation of the Company and the transaction described herein. Forward Looking Statements and Non-GAAP/Non-IFRS Information This presentation contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan,” “target,” "intend," "believe,“ or the negative of these terms, and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are based on estimates and assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such forward-looking statements. Whether or not any such forward-looking statements are in fact achieved will depend upon future events some of which are not within the control of the Company. As you consider this presentation, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this presentation after the date of this presentation. This presentation includes “As Adjusted” and “Pro forma” data, which excludes, for example, non-recurring charges and makes adjustments to allow for comparability of information. Such “As Adjusted” and “Pro forma” data is considered a financial measure not in accordance with United States generally accepted accounting principles (“US GAAP”) nor accepted under International Financial Reporting Standards (“IFRS”), and is not in lieu of, or preferable to, “As Reported,” or statutory reported financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts. Market and Industry Data This presentation includes industry and trade association data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. Financial Information for Acquired or to be Acquired Business The financial information set forth in this presentation is based on publicly available information prepared by the management of the respective companies presented. Not all information presented in this report has been audited or reviewed by the Company’s independent auditors. This financial information has also been prepared under IFRS (for Steinhoff) or US GAAP (for MFRM), and the historical past practices of MFRM may differ from the historical practices and interpretations applied by the Company. The results ultimately reflected in the Company’s audited financial statements may vary from the information provided in this presentation.

AGENDA 1 Steinhoff – Group overview 2 Mattress Firm – Group overview 3 Acquisition overview – Salient terms and strategic rationale 4 Conclusion

Group Overview

Steinhoff is a vertically integrated, diversified international mass market retailer . . . focused on household goods and general merchandise product categories STEINHOFF OVERVIEW 5 Source: Steinhoff International Holdings NV

6 Source: Steinhoff International Holdings NV Specialises in product categories and price ranges that appeal to the mass market Protects price positioning via: greater control and vertical integration of supply chain Aggregating volumes and capitalising on purchasing power Operates an international, diverse, multi-brand strategy Adopts a decentralised management approach with support provided by Central Group Services STEINHOFF STRATEGY

STEINHOFF HIGHLIGHTS

	Pro forma LTM[1] € billion	Pro forma LTM[1] $ billion	9month FY16[2] € billion	9month FY16[2] $ billion
Revenue	13.7	15.2	9.9	11.0
Operating profit	1.5	1.7	1.1	1.2
Net asset value	12.3	13.4	12.1	13.8
Market capitalisation (at 5 August 2016)	€22 billion ($24 billion)			

6 913 RETAIL OUTLETS

22 FACTORIES[3]

6.3 million m² RETAIL SPACE

100 000+ CONTAINERS SHIPPED[3]

1 million m² WAREHOUSE SPACE

4 million m² PROPERTY PORTFOLIO

APPROXIMATELY **105 000** EMPLOYEES

Notes and Sources: (1) Pro forma LTM data reflects the unaudited pro forma revenue and operating profit of Steinhoff International Holdings NV adjusted for Pepkor and kika-Leiner annualisation for the twelve month period ending 31 December 2015 (sourced from unaudited half year financial results and the Steinhoff Frankfurt listing prospectus). The net asset value is as disclosed in the unaudited half year financial results of the group as at 31 December 2015. Revenue and operating profit have been translated at the average rate of $1.11:€ 1.00 and net assets have been translated at the closing rate of $1.089 :€1.00 (sourced from Oanda) (2) 9month FY16 refers to the nine month period ended 31 March 2016 as disclosed in Steinhoff International NV's unaudited quarterly statement). Revenue and operating profit have been translated at the average rate of $1.103:€1.00 and net assets have been translated at the closing rate of $1.139 :€ 1.00(sourced from Oanda). Market capitalisation is translated at the spot rate of $1.106:€ as at 5 August 2016 (3) Operational metrics above as disclosed in the unaudited half year financial results of the group as at 31 December 2015, with the exception of factories which includes an additional Pepclo factory located in South Africa, and containers actually shipped in FY15/16 (per Steinhoff management

7

THREE REPORTING SEGMENTS

STEINHOFF INTERNATIONAL HOLDINGS N.V.

HOUSEHOLD GOODS

HOUSEHOLD GOODS comprises a vertically integrated furniture, household goods and related retail business serving the discount and value consumer market segments in Europe, Australasia and Africa. The retail operations are supported by the integrated supply chain, which includes manufacturing, sourcing and logistics operations, as well as an extensive and strategic property portfolio.

73% OF STEINHOFF OPERATING PROFIT[1]

Retail outlets	2 362
Retail space (m²)	± 3.8m
Employees	± 61k

GENERAL MERCHANDISE

GENERAL MERCHANDISE comprises the operations of the Pepkor Group. Pepkor is a leading retailer selling a range of everyday necessities to its price-sensitive and value-conscious customer base, including clothing, footwear, household goods, personal accessories and cellular products.

25% OF STEINHOFF OPERATING PROFIT[1]

Retail outlets	4 416
Retail space (m²)	± 2.1m
Employees	± 39k

AUTOMOTIVE

AUTOMOTIVE comprises the group's automotive retail businesses in South Africa. Unitrans Automotive represents a number of international automotive brands and services its customers from its network of dealerships located throughout southern Africa. Hertz car rental conducts its business in Namibia and South Africa.

2% OF STEINHOFF OPERATING PROFIT[1]

Dealerships	88
Rental outlets	47
Employees	± 5k

Notes: 1. For the six months ending 31 December 2015

Source: Steinhoff International NV unaudited interim results for the six months ended 31 December 2015

8

HOUSEHOLD GOODS REPRESENTS 9 FY12 FY13 FY14 FY15 H1FY16 2 202 2 206 2 276 2 218 2 362 Furniture and homeware retail businesses STEINHOFF’S LARGEST OPERATING SEGMENT IS HOUSEHOLD GOODS, OF WHICH MATTRESSES AND BEDDING FORMS A MAJOR COMPONENT Notes: 1. For the six months ending 31 December 2015 Source: Steinhoff International NV unaudited interim results for the six months ended 31 December 2015 Number of retail outlets

STEINHOFF IS A STRONG COMPETITOR GLOBALLY IN MATTRESSES AND BEDDING; THROUGH VERTICALLY INTEGRATED OPERATIONS

STEINHOFF
INTERNATIONAL HOLDINGS N.V.






	United Kingdom	Europe	South Africa	Australia and NZ
Retail	• **#1 bed retailer in the UK** with >270 stores and ~10% market share bensons for beds	• **#1 mattress distributor in France**[1] and has a significant retail presence in Croatia, Italy, Portugal, Spain and Switzerland (1) IPEA Conforama	• **#1 bedding distributor in South Africa** through JD Group, with **estimated market share of ~25%** Rochester, Bradlows, Sleepmasters, Russells	• One of the largest bedding specialists / retailers in Australia and New Zealand with **more than 140 stores** Snooze, freedom
Manufacturing	• **~20% market share (by sales)** • Several factories in aggregate producing ~3,000 mattress and ~1,000 bases daily • Distributes to >1,000 retail outlets dunlopillo, Staples, Myers, Relyon, Slumberland	• **#1 mattress producer by sales in France** • JV with the Pikolin Group in Cofel[2], one of Europe's largest mattress producers (~1million p.a.) • 5 bedding factories across France Relyon, Epeda, Merinos, Bultex	• **#2 bedding manufacturer in South Africa**[3] with 6 factories • Produces >2,000 base and mattress sets per day Restonic Since 1938, Genessi	• **4 manufacturing facilities** in Australia producing ~1,000 mattresses and ~250 bases daily Select-O-Pedic, Madison, Slumberland, G&G

Source: Steinhoff internal estimates

(2) *Subject to European anti-trust approval*

(3) *Through Steinhoff's associate interest in KAP*

10

Group Overview

MATTRESS FIRM OVERVIEW

MATTRESSFIRM

THE U.S. MARKET LEADER IN SPECIALITY MATTRESS RETAIL

Market share

 # 1
Mattress speciality retailer in the U.S.

Significant scale

~$3.8+ billion
Fiscal 2016 projected sales

~25%
Market share amongst mattress speciality retailers in the US(2)

Largest footprint
3 594 locations [1]



Omni-channel sales with best-in-class customer experience



National distribution

75 Distribution centres
3hr Delivery window
80% Transactions delivered
35% Same day capacity
Same day / next day delivery capability in Continental U.S. and Hawaii

Extensive range offering

TEMPUR-PEDIC, S&F, Simmons, Sealy, Serta
HAMPTON & RHODES

Notes: (1) Includes 124 franchise locations, as at 3 May 2016 (2) Reflects net sales of the respective retailers divided by the estimated size of the US mattress retail market in 2014; Furniture Today 2015 Bedding Yearbook
Source: Extracts from MFRM Investor Presentation (June 2016) and Mattress Firm Public Lenders Presentation (14 January 2016), and Mattress Firm management

12

MATTRESS FIRM OVERVIEW

MATTRESSFIRM

MATTRESS FIRM OFFERS AN ATTRACTIVE VALUE PROPOSITION FOR STEINHOFF

1 

COMPELLING INDUSTRY DYNAMICS

- Long-term stability and consistent growth
- Highly fragmented industry
- Speciality retailers such as MFRM continue to take market share
- Pent-up demand with ~80% of industry sales from replacements

2 

BEST-IN-CLASS SPECIALITY RETAILER

- Largest and only national footprint with significant scale
- Unique selling proposition (customer experience, omni-channel selling, products etc.)
- Strong and established distribution network

3 

PROVEN TRACK RECORD OF DRIVING PROFITABILITY

- High correlation between penetration and profitability
- History of developing markets through organic growth and acquisitions

4 
C A S H
F L O W

STRONG FREE CASH FLOW SUPPORTS GROWTH

- Less than one year cash-on-cash payback with new MFRM stores
- Strong free cash flow driven by low maintenance capex and working capital needs
- Supports growth capex and deleveraging
- Proven ability to integrate acquisitions and reduce leverage

5 

HIGHLY ACHIEVABLE GROWTH PLAN

- Significant store growth runway in existing and acquisition markets
- Opportunity to capture benefits of national scale over time
- Increase store volumes and margins
- Build on existing omni-channel capabilities

6 

EXPERIENCED AND INVESTED MANAGEMENT TEAM

- Top executives have between 12 and 22 years of relevant experience
- Mix between retail and industry experience
- An entrepreneurial management team provides a cultural fit with Steinhoff

Source: Extract from MFRM Investor Presentation (January 2016), MFRM Public Lender Presentation (14 January 2016), and MFRM Investor Presentation (June 2016)

13

COMPELLING US INDUSTRY TRENDS FOR AN INVESTMENT IN THE MATTRESS MARKET 14 Source: ISPA – Mattress Industry US Market Forecast issued May 2016; mattress and foundation sales Source: ISPA – 2009 and 2015 Mattress Industry Report of Sales & Trends. Long-term growth rate from 1980-2015 Source: MFRM Investor Presentation (June 2016) Strong recovery post the recession, as bedding sales are most correlated with consumer sentiment and gross domestic product growth Replacement nature of bedding has shielded speciality retailers from volatility experienced in the housing market Historical 5% long-term growth rate, with projected industry total sales growth of 3.5%(2016) and 6.5% (2017)(1)(2) 1 US WHOLESALE BEDDING SALES SIGNIFICANTLY REBOUND AFTER PRIOR RECESSIONS (1) 9% 5% -2% 16% 7% 6% 7% 9% 8% 2% 0% 3% 8% 8% 9% 5% 5% 8% 11% 9% 5% 0% 4% 8% 12% 12% 5% 1% -9% -9% 4% 8% 9% 2% 8% 7% 4% 7% 1% 5% 6% 5% 0% 4% 5% 4% 6% 2% -2% 1% 2% 3% 6% -1% -2% -11% -9% 6% 0% 4% 1% 4% 5% 2% 4% 2% 2% 2% 5% 5% 2% 3% 7% 3% 3% 2% 3% 5% 9% 6% 6% 4% 2% -1% -2% 8% 5% 1% 4% 2% 2% 3% Dollar Value Units Avg. Unit Price (AUP) YOY GROWTH +23% +16% +24% +11% $ in billions Recession Recovery $1.3 $1.4 $1.4 $1.6 $1.7 $1.8 $1.9 $2.1 $2.3 $2.3 $2.3 $2.4 $2.6 $2.8 $3.0 $3.2 $3.3 $3.6 $4.0 $4.4 $4.6 $4.6 $4.8 $5.2 $5.8 $6.5 $6.8 $6.9 $6.2 $5.7 $5.9 $6.3 $6.8 $7.0 $7.5 $8.0 $8.3 $8.9 '80 '81 '82 '83 '84 '85 '86 '87 '88 '89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16F '17F

MFRM HAS >25% MARKET SHARE ACHIEVED THROUGH MARKET CONSOLIDATION AND GROWTH OF SPECIALITY RETAILERS 15 Notes and sources: Extracted from MFRM Investor Presentation (June 2016). (1) Furniture Today, September 21, 2015 (2) Reflects net sales of the respective retailers divided by the estimated size of the US mattress retail market in 2014; Furniture Today 2015 Bedding Yearbook (3) Pro forma for the February 5, 2016 Sleepy’s acquisition (4) Furniture Today Top 100, May 2016. MFRM store count includes franchised locations 1 1993 (1) 2014(1) TOP MATTRESS SPECIALITY RETAILERS (1) ($ MILLION) 25.2% MARKET SHARE Mattress Speciality Retailers Mattress Speciality Retailers Furniture retailers 56% Furniture retailers 34% Other 14% Other 14% Department stores 11% Department stores 5% 19% 47%

IT IS THE ONLY US BEDDING RETAILER WITH NATIONAL PRESENCE 16 Includes 124 franchise locations (as of 3 May 2016) Source: MFRM Investor Presentation (June 2016) MFRM HAS THE HIGHEST MARKET PENETRATION FOR A BEDDING RETAILER IN >90% OF MARKETS IN WHICH IT OPERATES 2 # NUMBER OF STORES 0 30

MFRM HAS A STRONG TRACK RECORD OF GROWTH (THROUGH ACQUISITIONS AND ORGANICALLY) 17 REVENUE ($m) ADJUSTED EBITDA ($m) Notes: (1) Selection of the largest acquisitions completed by MFRM over the last 6 years Source: Mattress Firm Investor Presentations (June 2016); Mattress Firm Public Lenders Presentation (14 January 2016); MFRM / Sleepy’s 8K filing for FY15 data. Forecast information represents the midpoint of MFRM management guidance MFRM RAPID GROWTH UNDERPINNED BY ACQUISITIONS1 3 2011/2012 236 STORES ATLANTA, MINNEAPOLIS, ST LOUIS HOUSTON, DALLAS, JACKSONVILLE, MIAMI, ORLANDO, SW FLORIDA, TAMPA 2014 131 STORES CHICAGO ORLANDO 2014 314 STORES CALIFORNIA, HAWAII, IDAHO NEVADA, WASHINGTON, OREGON 2016 1 065 STORES NORTHEAST, NEW ENGLAND, MID-ADLANTIC, MIDWEST +24.1% MFRM + Sleepys Sleepys MFRM $m 2016 (F) 2015 2014 2013 2012 +20.3% MFRM Sleepys MFRM + Sleepys 2016 (F) 2015 2014 2013 2012 $m 308 248 214 199 3 670 2 859 2 216 1 921 3,850 1,007 1,217 1,806 2,542 914 999 1,053 1,128 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 341 121 140 190 255 78 74 58 53 0 50 100 150 200 250 300 350

ATTRACTIVE NEW STORE ECONOMICS WITH CASH-ON-CASH PAYBACK IN <1 YEAR 18 Notes : Analysis applies only to MFRM branded, company operated stores based on historical averages. Note that while above representative examples are based on historical data, there is no guarantee that these results will occur in future. (1) Includes approximately $40,000 in Year 1 for vendor funds collected upon store opening (2) Store 4-wall profitability divided by net store investment (3) Reflects midpoint of respective ranges and excludes additional market level costs or cannibalisation Sources: MFRM Investor Presentation (June 2016) 4 EXAMPLE: NEW STORE INVESTMENT EXAMPLE: NEW STORE RESULTS (1) STORE 4–WALL PROFITABILITY DRIVES IMPROVING LEVERAGE OVER MARKET-LEVEL COSTS AS STORE PENETRATION INCREASES ($’000) Average investment Buildout and equipping costs 202 Floor sample inventory 25 227 Less: Tenant reimbursement (41) Cash requirement, net 186 ($’000) YEAR 1 YEAR 2 Sales 900 - 950 950 – 1 000 % Growth 0 – 10 % Store 4–Wall profitability (2) 217 229 % of sales 22 – 25% 22 – 25% Annual cash on cash return(3) 117% 123%

EXPAND STORE BASE into new markets and grow in underpenetrated markets 4 500 potential stores in the US REAL ESTATE OPTIMISATION review in process RELOCATIONS upon maturity DRIVE STORE VOLUMES and margins through: accessories, foundations, private label/exclusives Supported by national advertising and branding DISTRIBUTION NETWORK is a unique competitive advantage LEVERAGE multiple unique e Commerce properties INTEGRATE with store network and sales associations MANAGEMENT HAS OUTLINED AN ACHIEVABLE GROWTH PLAN FOR THE BUSINESS 19 Source: MFRM Investor Presentation (June 2016) 5 THERE REMAINS SIGNIFICANT RUNWAY FOR STORE EXPANSION, AND REALISATION OF BENEFITS FROM BEING A NATIONAL RETAILER OMNI CHANNEL INCREASE store volumes and margins REPOSITION lower volume stores EXPAND store base

LEAD BY AN EXPERIENCED AND ALIGNED MANAGEMENT TEAM 20 Source: MFRM Management presentations 6 EXECUTIVE STEERING TEAM STEVE Stagner KEN Murphy KARRIE Forbes ALEX Weiss EXECUTIVE CHAIRMAN AND CHAIRMAN OF THE BOARD 22 YEARS INDUSTRY EXPERIENCE PRESIDENT AND CHIEF EXECUTIVE OFFICER 18 YEARS INDUSTRY EXPERIENCE CHIEF BUSINESS OFFICER 19 YEARS INDUSTRY EXPERIENCE CHIEF FINANCIAL OFFICER 12 YEARS INDUSTRY EXPERIENCE

Acquisition Overview Salient terms and strategic rationale

SALIENT TERMS OF THE TRANSACTION ACQUISITION OVERVIEW 22 ACQUISITION METRICS Steinhoff to acquire 100% of the outstanding equity interest in MFRM Purchase consideration is $2.4 billion (€2.2 billion) equity value, and an enterprise value of $3.8 billion (€3.4 billion) including net debt Transaction expected to be accretive from year 1 FUNDING AND SETTLEMENT 100% cash settled Funding structure consists of: Bridge facility of $1,800 million (€1,627 million) 2 year term loan of $1,000 million (€904 million) 3 year term loan of $500 million (€452 million) 5 year term loan of $500 million (€452 million) TIMING Transaction is expected to close by or around the end of the third calendar quarter Notes: Currency translations at $1.106:€ per Oanda as at 5 August 2016

DEAL RATIONALE AND KEY BUSINESS ATTRACTIONS ACQUISITION OVERVIEW 23 MFRM provides an attractive value proposition: Compelling industry dynamics, with long term stability and consistent growth A best-in-class speciality retailer (25% market share1) with a national retail and distribution footprint and leading market position in the US A proven track record of driving profitability, and a strong free cash flow to support growth Opportunity for growth through store expansion, market consolidation and vertical integration A highly experienced and entrepreneurial management team Broader global geographical spread for the combined group, and greater revenue and profit exposure to US dollars creating a natural hedge to the group’s sourcing costs Note: 1. Amongst bedding speciality retailers, as per Furniture Today 2015 Bedding Yearbook Source: Extract from MFRM Investor Presentation (January 2016), MFRM Public Lender Presentation (14 January 2016), and MFRM Investor Presentation (June 2016) RATIONALE: The acquisition of MFRM will create one of the world’s largest multi-brand mattress retail distribution networks and facilitate Steinhoff’s entry into the US market

ACQUISITION OVERVIEW 24 STEVE Stagner MARKUS Jooste “The boards of Steinhoff and our management team are enthusiastic about the opportunities this transaction creates. This transaction will allow Steinhoff to not only to enter the U.S. Market with an industry leading partner and a national supply chain, but it will also expand Steinhoff’s global market reach in the core product category of mattresses. The Mattress Firm brand and speciality retail concept are a strong compliment to the Steinhoff group retail brand portfolio in the many geographies where the group operates.” “The Mattress Firm board believes that the transaction provides significant value to our stockholders through the premium to our share price and the immediate liquidity at closing, while giving Mattress Firm an ideal partner for the future with proven track record in the complete mattress supply chain including the retail and manufacture of mattresses. Steinhoff’s management team shares our vision for the growth and expansion of Mattress Firm and, as such, we believe they are the right long-term partner for our customers, employees, suppliers and other stakeholders.”

THE COMBINED GROUP WOULD HAVE PRO FORMA SALES OF €17 BILLION AND OPERATING PROFIT OF €1.6 BILLION, WITH GREATER CURRENCY DIVERSIFICATION

STEINHOFF INTERNATIONAL HOLDINGS N.V. MATTRESSFIRM

PRO FORMA **GROUP REVENUE = €17 BILLION ($18.8 BILLION)**



7 397
4 601
730
928
3 306
16,962 € million
8 211
5 107
810
1 030
3 670
18,828 $ million

PRO FORMA **OPERATING PROFIT = €1.6 BILLION ($1.9 BILLION)**



1 021
397
55
14
197
1,684 € million
1 133
441
61
16
219
1,869 $ million

PRO FORMA **EBITDA = €2.0 BILLION ($2.2 BILLION)**



1 180
459
64
16
277
1,996 € million
1 310
509
71
17
308
2,215 $ million

Europe | Africa | United Kingdom | Pacific Rim | North America

PRO FORMA **REVENUE CURRENCY EXPOSURES**

Steinhoff's currency exposure pre-acquisition…



AUD: 6.8%
ZAR: 33.7%
EURO: 54.2%
GBP: 5.3%

… will become better diversified post acquisition with ~20% of revenue in USD



AUD: 5.5%
ZAR: 27.1%
EURO: 43.6%
USD: 19.5%
GBP: 4.3%

Note: Reference to 'Euros' includes exposures to eastern European currencies e.g. Polish Zloty that are not part of the Euro common currency zone. Reference to 'ZAR' includes exposures to other African currencies, however may also include some US dollar exposure

Source: Steinhoff pro forma values reflect the last twelve months for the period ending 31 December 2015, adjusted for Pepkor and kika-Leiner annualisation (sourced from 31 December 2015 half year results and Frankfurt listing prospectus). Pro forma EBITDA is based on depreciation and amortisation for the 6 months to 31 December 2015 and annualised (€116m x 2 = €232m) added to Operating Profit. Depreciation is allocated on a pro rata basis proportionate to operating profit
MFRM revenue, EBITDA and operating profit data reflects the twelve months up to January 2016 plus pro forma Sleepy's LTM up to 2 January 2016, adjusted for non-recurring items. USD / Euro currencies have been translated at $1.110:€1.00 (the average twelve month exchange rate to 31 Dec 15 per Oanda).

25

AND MAKES STEINHOFF A TRULY GLOBAL MARKET PLAYER WITH A PRESENCE ON FIVE CONTINENTS Includes Botswana, Lesotho, Namibia and Swaziland. Excludes automotive dealerships and rental outlets Manufacturing facilities 26 R M (2) Australia/New Zealand 478 4 Europe 1 428 10 United Kingdom 472 7 South Africa (1) 4 113 1 Rest of African countries 287 USA 3 594 TOTAL 10 372 22 USA 3 594 Stores 1.5 million m2 UK&EUROPE 1 900 Stores 3.2 million m2 AFRICA 287 Stores 221,000 m2 SA (1) 4 113 Stores 1.9 million m2 AUS/NZ 478 Stores 576,000 m2 Retail countries Manufacturing locations Sourcing countries Sourcing offices Source: Steinhoff International NV. Data as at 31 December 2015

Conclusion

CONCLUSION 28 MFRM provides an attractive value proposition to Steinhoff due to its compelling industry dynamics, strong US market position, a proven profitability track record, the opportunity for further growth, and MFRM’s strong management team Platform to enter the North American market The expanded Steinhoff Group will have revenue of ~€17 billion (~$19 billion) with greater scale and geographical diversification through its presence on five continents The transaction is expected to be accretive from year one Source: 1. IBIS World RATIONALE: The acquisition of MFRM provides Steinhoff the opportunity to enter the ~$80 billion(1) North American home furniture and bedding retail market in a core product segment – mattresses and bedding

SALIENT TERMS OF TRANSACTION 29 STAKE 100% of MFRM PURCHASE CONSIDERATION Equity value of $2.4 billion (€2.2 billion) and an enterprise value of $3.8 billion (€3.4 billion) including net debt SETTLEMENT 100% cash FUNDING Bridge facility of $1,800 million (€1,627 million) 2 year term loan of $1,000 million (€904 million) 3 year term loan of $500 million (€452 million) 5 year term loan of $500 million (€452 million) MANAGEMENT MFRM management expected to continue Steve Stagner to join Steinhoff’s Executive Committee SHAREHOLDER APPROVALS Majority of shareholders (by tender) REGULATORY APPROVALS Hart-Scott-Rodino antitrust filing DEAL PROTECTION Deal protections for Steinhoff: Break-up fee 3% No-shop provision Shareholder support agreements Notes: Currency translations at $1.106:€ per Oanda as at 5 August 2016

Thank you